UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 14, 2012 (Date of earliest event reported)
Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective May 14, 2012, we have entered into the Second Amendment (the “Amendment”) to the Amended and Restated Credit Agreement (the “Agreement”) with Bank of America N.A.

The Amendment revises the definition of Consolidated Adjusted Operating Cash Flow (“Cash Flow”) and transactions permitted under Restricted Payments in Sections 1.1 and 10.4, respectively, in the Agreement. First, the Amendment includes a provision to add $965,000 the calculation of Cash Flow for the Reference Periods ended April 30, 2012, July 31, 2012 and October 31, 2012. Second, the Agreement was also amended to allow for the Company to buy back its’ stock for an additional amount of up to $500,000.

The revision of Section 1.1 is intended to reflect an initial investment to upgrade the Company’s Information Technology infrastructure, a cost that is anticipated to be a long term benefit but does not qualify as a capital expenditure under the definition in the Agreement.

In conjunction with the revision of Section 10.4, the Board of Directors of the Company approved the purchase of up to $500,000 of the Company’s outstanding stock.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit                                       Description
Number

10.1	Second Amendment to the Credit Agreement with Bank of America dated May 14, 2012

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2012	CRYSTAL ROCK HOLDINGS, INC. By: /s/ Bruce S. MacDonald Bruce S. MacDonald Chief Financial Officer

Exhibits Filed Herewith

Exhibit
Number                                                      Description

10.1	Second Amendment to the Credit Agreement with Bank of America dated May 14, 2012.